Exhibit 99.1

News Release

CONTACT: Investor Relations
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports First Quarter 2021 Results, Including 42% Year-Over-Year Growth to 4.3 Net Sales Orders per Community

SCOTTSDALE, Ariz., Apr. 29, 2021 –– Taylor Morrison Home Corporation (NYSE: TMHC), the nation’s fifth largest homebuilder, announced results for the first quarter ended March 31, 2021. Reported net income of $98 million, or $0.75 per diluted share, compared to a reported net loss of $31 million, or $0.26 per diluted share, in the first quarter of 2020.

The Company’s first quarter included the following results, as compared to the prior-year quarter:

•	Net sales orders increased 30 percent to 4,492.

•	Monthly absorptions increased 42 percent to 4.3 net sales orders per community, a company record high.

•	Home closings gross margin increased 320 basis points to 18.6 percent.

•	Backlog increased 54 percent to 10,074 sold homes with a sales value of $5.3 billion, up 70 percent.

•	Homebuilding lot supply increased four percent to approximately 73,000 total lots owned and controlled.

•	Controlled lots as a percentage of total supply increased approximately 400 basis points to 32 percent.

“Our first quarter results, which included strong year-over-year improvement in many of our key operating metrics, reflect the initial benefits of our enhanced scale and local market depth as we continue to execute our strategic plan,” said Sheryl Palmer, Taylor Morrison Chairman and CEO. “We achieved a record absorption level of 4.3 net orders per community—a more than 40 percent year-over-year gain—despite taking steps to maximize our margin opportunity and align sales and production paces, reflecting the resiliency of the current demand environment and strength of our consumer-centric product offerings.”

“During the quarter, we successfully ramped our construction starts pace by over 70 percent and raised pricing in excess of inflationary costs amid the supply-side pressures facing our industry, positioning us for strong closings and margin expansion in the back half of the year. As a result, we are raising our 2021 gross margin guidance to the low-19 percent range and reaffirming our closings expectation of 14,500 to 15,000 deliveries,” said Dave Cone, Executive Vice President and Chief Financial Officer. “Based on our outlook for strong cash flow generation, we remain on track to achieve our targeted net debt-to-capital ratio in the low-30 percent range by year-end and expect further deleveraging in 2022.”

“Combined with remarkable strength in the housing market, our focus on operational excellence and capital efficiency is expected to drive our returns on equity to the mid-teens range in 2021 followed by further expansion in 2022 as we begin to fully capture the synergies from our multiple acquisitions, core strategies and digital innovations. To the latter point, we recently expanded our suite of virtual selling tools with the launch of our industry-first to-be-built online home configuration and reservation system. Our innovative digital capabilities allow us to serve our customers even more efficiently while empowering them to take control of their homebuying journey on their own terms,” said Palmer.

Business Highlights (All comparisons are of the current quarter to the prior-year quarter, unless otherwise indicated.)

Homebuilding

•	Net sales orders increased 30 percent to 4,492, driven by strength across geographies and consumer segments.

•	Monthly absorptions increased 42 percent to 4.3 net sales orders per community, a company record high.

•	Average community count decreased nine percent to 345 due to accelerated close-outs of existing communities from strong sales activity that outpaced new community openings.

•	Home closings revenue increased eight percent to $1.4 billion, driven by a nearly six percent increase in average sales price to approximately $483,000 and a two percent increase in closings to 2,821.

•	Home closings gross margin increased 320 basis points to 18.6 percent, driven by operational improvement and the burn-off of transaction-related impacts in the prior-year quarter.

•	SG&A as a percentage of home closings revenue was flat at 10.8 percent.

•	Backlog of sold homes at quarter end was 10,074 units, up 54 percent, with a sales value of $5.3 billion, up 70 percent.

Land Portfolio

•	The Company invested $552 million in land acquisition and development.

•	Total homebuilding lot supply equaled approximately 73,000, up four percent.

•	Controlled lots as a percentage of total lots was 32 percent, up from 28 percent in the prior-year quarter to the highest level since the third quarter of 2018.

•	Based on trailing twelve-month home closings, the lot position represented 5.8 years of total supply and 4.0 years of owned supply.

Financial Services

•	Mortgage capture rate increased to 85 percent from 75 percent in the prior-year quarter and was tied with the company record high of 85 percent in the fourth quarter of 2020.

Balance Sheet

•

At quarter end, total available liquidity equaled approximately $1.1 billion, including $393 million of unrestricted cash and $748 million of undrawn capacity on the Company’s $800 million corporate revolver.

•	Net homebuilding debt-to-capital equaled 40.1 percent. The Company continues to anticipate its net debt-to-capital ratio to decline to the low-30 percent range by the end of 2021 and further in 2022.

•	During the first quarter, the Company repurchased a total of 1.4 million of its outstanding shares for $38 million at an average share price of $26.54.

Business Outlook

Second Quarter 2021

•	Average active community count is expected to be approximately 330

•	Home closings are expected to be between 3,200 to 3,400

•	GAAP home closings gross margin is expected to be generally flat sequentially in the mid-18 percent range

•	Effective tax rate is expected to be approximately 23.0 percent

•	Diluted share count is expected to be approximately 130 million

Full Year 2021

•	Average active community count is expected to be approximately 330

•	Home closings are expected to be between 14,500 to 15,000

•	GAAP home closings gross margin is expected to be in the low-19 percent range

•	SG&A as a percentage of home closings revenue is expected to be in the mid-nine percent range

•	Effective tax rate is expected to be approximately 23.0 percent

•	Diluted share count is expected to be approximately 130 million

•	Land and development spend is expected to be approximately $2.0 billion

Quarterly Financial Comparison

($ in thousands)	Q1 2021	Q1 2020	Q1 2021 vs. Q1 2020

Total Revenue	$1,417,812	$1,345,699	5.4%

Home Closings Revenue	$1,363,429	$1,264,640	7.8%

Home Closings Gross Margin	$253,187	$194,137	30.4%

	18.6%	15.4%	320 bps increase

Adjusted Home Closings Gross Margin	$253,187	$222,503	13.8%

	18.6%	17.6%	100 bps increase

SG&A	$147,505	$136,853	7.8%

% of Home Closings Revenue	10.8%	10.8%	No change

Earnings Webcast

A public webcast to discuss the first quarter 2021 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 4452459. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison operates under our family of brands—including Taylor Morrison, Esplanade, Darling Homes, William Lyon Signature Series, and Christopher Todd Communities built by Taylor Morrison. We serve a wide array of consumers from coast to coast, including first-time, move-up, luxury and 55-plus active lifestyle buyers. From 2016-2021, Taylor Morrison has been recognized as America’s Most Trusted® Builder by Lifestory Research. Our unwavering pledge to sustainability, our communities and our team is highlighted in our 2020 Environmental, Social and Governance (ESG) Report.

For more information about Taylor Morrison, please visit www.taylormorrison.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the scale and scope of the COVID-19 (coronavirus) outbreak and resulting pandemic; changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our financial services and title services business; the loss of any of our important commercial lender relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our substantial debt and the agreements governing such debt, including restrictive covenants contained in such agreements; our ability to access the capital markets; the risks associated with maintaining effective internal controls over financial reporting; provisions in our charter and bylaws that may delay or prevent an acquisition by a third party; and our ability to effectively manage our expanded operations.

In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K and our subsequent quarterly reports filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
Home closings revenue, net	$1,363,429	$1,264,640
Land closings revenue	4,889	22,939
Financial services revenue	44,065	28,039
Amenity and other revenue	5,429	30,081

Total revenues	1,417,812	1,345,699
Cost of home closings	1,110,242	1,070,503
Cost of land closings	4,027	27,132
Financial services expenses	23,999	20,647
Amenity and other expense	5,103	29,661

Total cost of revenues	1,143,371	1,147,943
Gross margin	274,441	197,756
Sales, commissions and other marketing costs	85,952	86,327
General and administrative expenses	61,553	50,526
Equity in income of unconsolidated entities	(5,661)	(2,426)
Interest income, net	(119)	(560)
Other expense, net	975	6,290
Transaction expenses	—	86,374

Income/(loss) before income taxes	131,741	(28,775)
Income tax provision	29,298	781

Net income /(loss) before allocation to non-controlling interests	102,443	(29,556)
Net income attributable to non-controlling interests - joint ventures	(4,422)	(1,875)

Net income/(loss) available to Taylor Morrison Home Corporation	$98,021	$(31,431)

Earnings/(loss) per common share
Basic	$0.76	$(0.26)
Diluted	$0.75	$(0.26)
Weighted average number of shares of common stock:
Basic	128,883	121,908
Diluted	131,246	121,908

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$392,500	$532,843
Restricted cash	976	1,266

Total cash, cash equivalents, and restricted cash	393,476	534,109
Owned inventory	5,567,328	5,209,653
Consolidated real estate not owned	57,857	122,773

Total real estate inventory	5,625,185	5,332,426
Land deposits	124,469	125,625
Mortgage loans held for sale	243,250	201,177
Derivative assets	7,894	5,294
Lease right of use assets	69,435	73,222
Prepaid expenses and other assets, net	243,363	242,744
Other receivables, net	105,915	96,241
Investments in unconsolidated entities	136,105	127,955
Deferred tax assets, net	238,078	238,078
Property and equipment, net	125,118	97,927
Goodwill	663,197	663,197

Total assets	$7,975,485	$7,737,995

Liabilities
Accounts payable	$258,349	$215,047
Accrued expenses and other liabilities	390,301	430,067
Lease liabilities	79,572	83,240
Income taxes payable	46,184	12,841
Customer deposits	421,838	311,257
Estimated development liability	40,233	40,625
Senior notes, net	2,452,354	2,452,365
Loans payable and other borrowings	392,400	348,741
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	180,833	127,289
Liabilities attributable to consolidated real estate not owned	57,857	122,773

Total liabilities	$4,319,921	$4,144,245

Stockholders’ Equity
Total stockholders’ equity	3,655,564	3,593,750

Total liabilities and stockholders’ equity	$7,975,485	$7,737,995

Homes Closed and Home Closings Revenue, Net:

	Three Months Ended March 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
($ in thousands)	2021	2020	Change	2021	2020	Change	2021	2020	Change
East	1,052	985	6.8%	$445,885	$395,716	12.7%	$424	$402	5.5%
Central	691	819	(15.6)	320,177	373,024	(14.2)	463	455	1.8
West	1,078	957	12.6	597,367	495,900	20.5	554	518	6.9

Total	2,821	2,761	2.2%	$1,363,429	$1,264,640	7.8%	$483	$458	5.5%

Net Sales Orders:

	Three Months Ended March 31,
	Net Sales Orders			Sales Value			Average Selling Price
($ in thousands)	2021	2020	Change	2021	2020	Change	2021	2020	Change
East	1,777	1,361	30.6%	$878,584	$561,544	56.5%	$494	$413	19.6%
Central	1,072	906	18.3	583,482	424,063	37.6	544	468	16.2
West	1,643	1,199	37.0	1,010,767	632,243	59.9	615	527	16.7

Total	4,492	3,466	29.6%	$2,472,833	$1,617,850	52.8%	$550	$467	17.8%

Sales Order Backlog:

	As of March 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
($ in thousands)	2021	2020	Change	2021	2020	Change	2021	2020	Change
East	3,560	2,193	62.3%	$1,753,135	$957,313	83.1%	$492	$437	12.6%
Central	2,779	2,167	28.2	1,463,453	1,041,983	40.4	527	481	9.6
West	3,735	2,205	69.4	2,120,260	1,132,436	87.2	568	514	10.5

Total	10,074	6,565	53.5%	$5,336,848	$3,131,732	70.4%	$530	$477	11.1%

Average Active Selling Communities:

	Three Months Ended March 31,
	2021	2020	Change
East	129	144	(10.4) %
Central	106	134	(20.9)
West	110	100	10.0

Total	345	378	(8.7) %

Reconciliation of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), we have provided information in this press release relating to: (i) adjusted income before income taxes and related margin, (ii) EBITDA and adjusted EBITDA, (iii) adjusted net income and adjusted earnings per share, (iv) net homebuilding debt to capitalization ratio, (v) adjusted home closings gross margin and (vi) adjusted financial services gross margin.

Adjusted income before income taxes (and related margin) is a non-GAAP financial measure that reflects our income/(loss) before income taxes excluding the impact of purchase accounting adjustments and financial services operating loss related to the acquisition of William Lyon Homes (“WLH”) and transaction expenses. EBITDA and Adjusted EBITDA are non-GAAP financial measures that measure performance by adjusting net income/(loss) before allocation to non-controlling interests to exclude interest income/(expense), net, amortization of capitalized interest, income taxes, depreciation and amortization (EBITDA), non-cash compensation expense, if any, purchase accounting adjustments and financial services operating loss relating to the acquisition of WLH and transaction expenses. Adjusted net income and adjusted earnings per share are non-GAAP financial measures that reflect the net income/(loss) available to the Company excluding the impact of purchase accounting adjustments and financial services operating loss relating to the acquisition of WLH and, transaction expenses and the tax impact due to such items. Net homebuilding debt to capitalization ratio is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs/premiums and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity). Adjusted home closings gross margin is a non-GAAP financial measure based on GAAP home closings gross margin (which is inclusive of capitalized interest), excluding purchase accounting adjustments relating to the acquisition of WLH. Adjusted financial services gross margin is a non-GAAP financial measure calculated based on GAAP financial services margin, excluding financial services operating loss related to the acquisition of WLH.

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. A reconciliation of our forward-looking net homebuilding debt to capitalization ratio to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. In the future, we may include additional adjustments in the above-described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe that adjusted income before income taxes and related margin, adjusted net income and adjusted earnings per share, as well as EBITDA and adjusted EBITDA, are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because such metrics assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. We believe that adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the varying effects of items or transactions we do not believe are characteristic of our ongoing operations or performance. Similarly, we believe that adjusted financial services gross margin is useful to investors because it allows investors to evaluate the performance of our financial services business without the varying effects of items or transactions we do not believe are characteristic of our ongoing operations or performance.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted Net Income and Adjusted Earnings Per Share

	Three Months Ended March 31,
($ in thousands, except per share data)	2021	2020
Net income/(loss) available to TMHC	$98,021	$(31,431)
William Lyon Homes related purchase accounting adjustments	—	32,717
William Lyon Homes financial services operating loss	—	3,666
Transaction expenses	—	86,374
Tax impact due to above non-GAAP reconciling items	—	(20,880)

Adjusted net income	$98,021	$70,446

Basic weighted average shares	128,883	121,908
Adjusted earnings per common share - Basic	$0.76	$0.58

Diluted weighted average shares	131,246	123,200
Adjusted earnings per common share - Diluted	$0.75	$0.57

Adjusted Income Before Income Taxes and Related Margin

	Three Months Ended March 31,
($ in thousands)	2021	2020
Income/(loss) before income taxes	$131,741	$(28,775)
William Lyon Homes related purchase accounting adjustments	—	32,717
William Lyon Homes financial services operating loss	—	3,666
Transaction expenses	—	86,374

Adjusted income before income taxes	$131,741	$93,982

Total revenues	$1,417,812	$1,345,699

Income before income taxes margin	9.3%	(2.1)%
Adjusted income before income taxes margin	9.3%	7.0%

Adjusted Home Closings Gross Margin

	Three Months Ended March 31,
($ in thousands)	2021	2020
Home closings revenue	$1,363,429	$1,264,640
Cost of home closings	$1,110,242	$1,070,503

Home closings gross margin	$253,187	$194,137
William Lyon Homes homebuilding related purchase accounting adjustments	—	28,366

Adjusted home closings gross margin	$253,187	$222,503

Home closings gross margin as a percentage of home closings revenue	18.6%	15.4%
Adjusted home closings gross margin as a percentage of home closings revenue	18.6%	17.6%

Adjusted Financial Services Gross Margin
	Three Months Ended March 31,
(Dollars in thousands)	2021	2020
Financial services revenue	$44,065	$28,039
Financial services expenses	23,999	20,647

Financial services margin	$20,066	$7,392

William Lyon Homes financial services operating loss	—	3,666

Adjusted financial services margin	$20,066	$11,058

EBITDA and Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
($ in thousands)	2021	2020
Net income/(loss) before allocation to non-controlling interests	$102,443	$(29,556)
Interest income, net	(119)	(560)
Amortization of capitalized interest	27,325	24,298
Income tax provision/(benefit)	29,298	781
Depreciation and amortization	1,910	1,929

EBITDA	$160,857	$(3,108)
Non-cash compensation expense	5,682	11,896
William Lyon Homes related purchase accounting adjustments	—	32,717
William Lyon Homes financial services operating loss	—	3,666
Transaction expenses	—	86,374
Adjusted EBITDA	$166,539	$131,545

Total revenues	$1,417,812	$1,345,699
EBITDA as a percentage of total revenues	11.3%	(0.2)%
Adjusted EBITDA as a percentage of total revenues	11.7%	9.8%

Net Homebuilding Debt to Capitalization Ratio Reconciliation

($ in thousands)	As of March 31, 2021	As of December 31, 2020
Total debt	$3,025,587	$2,928,395
Less unamortized debt issuance premiums, net	2,354	2,365
Less mortgage warehouse borrowings	180,833	127,289

Total homebuilding debt	$2,842,400	$2,798,741
Less cash and cash equivalents	392,500	532,843

Net homebuilding debt	$2,449,900	$2,265,898
Total equity	3,655,564	3,593,750

Total capitalization	$6,105,464	$5,859,648

Net homebuilding debt to capitalization ratio	40.1%	38.7%